EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-103247 and 333-117317 of ActivCard Corp. (the Company) on Form S-8 of our report dated March 15, 2004 relating to the consolidated financial statements of ActivCard Corp. and subsidiaries for the year ended December 31, 2003, appearing in this Form 10-K of the Company for the year ended September 30, 2005.

Deloitte & Touche LLP

San Jose, California

December 23, 2005